KRAMER LEVIN NAFTALIS & FRANKEL LLP
                                919 THIRD AVENUE
                            NEW YORK, NY 10022 - 3852

                                                                           PARIS
TEL  (212) 715-9100                                       47, AVENUE HOCHE 75008
FAX  (212) 715-8000                                      TEL  (33-1) 44 09 46 00
                                                         FAX  (33-1) 44 09 46 01

                                  October 8, 2004





The Victory Portfolios
3435 Stelzer Road
Columbus, Ohio  43219

                  Re:  The Victory Portfolios
                       --------------------------

Gentlemen:

         We hereby consent to the reference to our firm as counsel in the registration statement on Form N-14.

                               Very truly yours,

                               /s/  Kramer Levin Naftalis & Frankel LLP

                               Kramer Levin Naftalis & Frankel LLP